Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Park City Group, Inc. of our report dated September 25, 2012, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Park City Group, Inc. for the year ended June 30, 2012.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

HJ & Associates, LLC

Salt Lake City, Utah

April 12, 2013